Exhibit 99.1
RealPage, Inc. Announces Closing of Private Offering of $345 Million of 1.50% Convertible Senior Notes
RICHARDSON, TX. May 23, 2017.
RealPage, Inc. (NASDAQ: RP) (the “Company”) today announced the closing of its private offering of $345 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Convertible Notes”), including Convertible Notes with an aggregate principal amount of $45 million issued pursuant to the exercise of an option granted to the initial purchasers, which was exercised in full on May 18, 2017. The Convertible Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the pricing of the Convertible Notes, the Company also entered into convertible note hedge transactions and warrant transactions with certain of the initial purchasers and/or their affiliates and one or more other financial counterparties (the “Option Counterparties”), including additional convertible note hedge transactions with, and warrants sold to, the Option Counterparties in connection with the exercise of the initial purchasers’ option to purchase additional Convertible Notes.
The Convertible Notes will pay interest semiannually in arrears at a rate of 1.50% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes have an initial conversion rate of 23.8393 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $41.95 per share of the Company’s common stock), representing an initial conversion premium of approximately 27.5% over the closing price of $32.90 per share of the Company’s common stock on May 17, 2017. The Convertible Notes will mature on November 15, 2022, unless repurchased or converted in accordance with their terms prior to such date. Prior to May 15, 2022, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes, the number of shares of the Company’s common stock underlying the Convertible Notes and have an initial strike price that initially corresponds to the conversion price of the Convertible Notes, in each case, subject to certain adjustments. The warrant transactions cover the same number of shares of the Company's common stock and have an initial strike price of approximately $57.58 per share, in each case, subject to certain adjustments, which is 75% higher than the closing price of the Company’s common stock on May 17, 2017. The convertible note hedge transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any future conversion of the Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds the applicable strike price of the warrants.
The Company applied a portion of the net proceeds from the sale of the Convertible Notes to pay the cost of the convertible note hedge transactions (after such cost was partially offset by the proceeds to the Company from the sale of the warrants). The Company expects to apply the remaining net proceeds for general corporate purposes, which may include financing potential future acquisitions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration. The offering was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to expected, possible or assumed future events and/or results. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 11,200 clients worldwide from offices in North America, Europe and Asia.